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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 4, 2005


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                    0-20943                 11-2880025
----------------------------    ------------------------    -----------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                               08837
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(Address of Principal Executive Offices)                      (Zip Code)


                                 (732) 590-1600
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.02.  Departure of Principal Officers; Appointment of Principal Officers.

(b)  Departure of Principal Officer.

On April 4, 2005, the Board of Directors ("Board") of Intelligroup, Inc. (the "Company") removed Arjun Valluri from his position as Chief Executive Officer, President and Chairman of the Board.

(c)  Appointment of Principal Officer.

On April 4, 2005, the Company appointed Vikram Gulati as its Chief Executive Officer and President. For the past seventeen years, Mr. Gulati worked at Wipro, Ltd. ("Wipro") in various positions. Most recently, Mr. Gulati served as Vice President of Wipro's global Enterprise Applications Solutions Group.

(d)  Election of Director.

On April 4, 2005, the Board elected Vikram Gulati to serve as a member of the Board. Mr. Gulati has not been assigned to any Board committees.

ITEM 7.01.  Regulation FD Disclosure.

On April 4, 2005 the Company issued a press release announcing the events described in Item 5.02. The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.


                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 INTELLIGROUP, INC.

                                 By: /s/ Christian Misvaer
                                     -----------------------------------------
                                 Name: Christian Misvaer
                                 Title: General Counsel & Secretary

Date: April 4, 2005